UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

EXPLANATORY NOTE

On January 14, 2021, Jaguar Health, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission to report its entry into a securities purchase agreement with the purchsers named therein (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors, an aggregate of 4,437,870 shares of common stock, par value $0.0001 per share, of the Company.  This amendment is being filed solely to amend the Original 8-K to include Exhibits 5.1 and 23.1 hereto. Other than as described above, this amendment does not amend any other information previously filed in the Original 8-K.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated January 13, 2021, by and between Jaguar Health, Inc. and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Reed Smith LLP.

10.1*	Form of Securities Purchase Agreement.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto).

99.1*	Press Release, dated January 13. 2021.

* Previously filed as an exhibit to the Original 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: January 14, 2021	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer & President

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